Exhibit 99.2

OraSure Technologies, Inc.

AbbVie Agreement

Analyst/Investor Conference Call – 8:30 a.m. EST

June 11, 2014

Prepared Remarks of Douglas A. Michels and Ronald H. Spair

Please see “Important Information” at the conclusion of the following prepared remarks.

Introduction – Doug Michels

Thanks Rena. Good morning everyone and welcome to our call.

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I am extremely pleased to share with you that our Company has entered into a Master Program Services and Co-Promotion Agreement with AbbVie under which AbbVie and OraSure will co-promote our Company’s OraQuick® HCV Rapid Test in the United States.

The agreement is among the most significant in our Company’s history. First and foremost, it will enable us to broadly provide healthcare professionals and the patients they serve with a critically important rapid diagnostic test. Second, we believe this opportunity will be transformative for OraSure and will drive significant growth in our HCV testing business.

There has never been a more critical time to know your HCV status. As we have previously discussed on earnings calls, there are many positive trends occurring with respect to HCV testing and treatment, not the least of which is the development of new and more effective drug therapies.

Under the new agreement, we have granted exclusive rights to AbbVie to promote with us, the use of our OraQuick® HCV Rapid Test in certain markets and we will provide certain services in support of HCV testing. In exchange for those rights, OraSure will receive up to $75 million in exclusivity payments over the term of the agreement which runs through December 31, 2019. In addition, upon achievement of certain performance-based milestones, the Company will be eligible to receive additional payments ranging from $3.5 million to $55.5 million per year over the life of agreement.

Hepatitis C is the most common chronic blood-borne infection in the United States and the Centers for Disease Control and Prevention estimates that one in 30 baby boomers – adults born between 1945 and 1965 – have a chronic infection. Perhaps most alarming is that up to 75% of people infected with HCV are unaware of their infection which is why the CDC, the U.S. Preventative Services Task Forces and the American Association for the Study of Liver Diseases have all issued guidance that recommends HCV testing for at-risk individuals including all baby boomers.

It is critical that at-risk individuals be tested for hepatitis C to prevent potentially serious consequences from undiagnosed and untreated infection. Hepatitis C is the leading cause of liver cancer and liver transplants. Our OraQuick® Rapid HCV Test, the only FDA approved and CLIA-waived point of care test, enables healthcare providers to deliver a diagnosis based on lab-accurate test results in just 20 minutes, using a fingerstick or venipuncture blood sample.

With that, let me turn the call over to Ron who can share some financial highlights associated with the agreement.

Agreement Financial Highlights – Ron Spair

Thanks Doug, and good morning everyone.

As Doug referenced, in exchange for providing exclusive co-promotion rights to AbbVie for the OraQuick® HCV test in certain markets, OraSure will receive up to $75 million in exclusivity payments over the term of the agreement which runs through December 31, 2019. We plan on recognizing the exclusivity payments ratably on a monthly basis over the life of the agreement.

In addition, upon achievement of certain performance-based milestones, the Company will be eligible to receive additional payments ranging from $3.5 million to $55.5 million annually over the life of agreement. It is important to note that the first potential recognition of milestone revenues would occur during 2015 under this component of the agreement. We expect the success we have under this component of our relationship with AbbVie to ramp over time.

The agreement also contains termination, indemnification and other provisions typical for agreements of this type. Additional information about the agreement can be found in our 8-K report, which was filed shortly after the start of this call.

As we look out over the balance of the year, in addition to recognizing incremental revenues, we will be investing in various promotional programs that we will pursue with AbbVie. These programs will require bringing on additional personnel to staff new initiatives and incurring programmatic expenses. We will be disclosing more details of the specific programs as they are launched over the next several months.

Consequently, we are revising our guidance for the second quarter to include the anticipated new revenues and expenses from the AbbVie collaboration. We now are projecting consolidated net revenues of between $26.0 million and $26.5 million and a consolidated net loss in the range of $0.08 to $0.09 per share for the second quarter.

As we take a somewhat longer view of the business, this exciting opportunity with AbbVie, along with the changes that we have announced with our HIV-OTC program and the expected termination of certain patent royalties on sales of our professional and OTC HIV products beginning in early 2015, are expected to drive the Company to full-year profitability in 2015.

And, with that, I will now turn the call back over to Doug.

Conclusion – Doug Michels

Thanks Ron.

This is truly a significant milestone for our Company and a major step in achieving our vision for this amazing product.

I would like to thank all the people at AbbVie and OraSure who worked so hard to make this agreement a reality. It is a great achievement for each of our respective companies. More importantly, we now have the opportunity to make a significant impact on those patients at risk for HCV, especially those who are unaware they are infected and face potentially serious health consequences from going undiagnosed and/or untreated.

And with that, I will now open the floor to your questions. Operator please proceed.

[Q&A session]

Final Conclusion – Doug Michels

Thank you for participating on today’s call and for your continued interest in OraSure.

Important Information

This document contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for the Company’s products; impact of replacing distributors; inventory levels at distributors and other customers; ability of DNA Genotek to achieve its financial and strategic objectives and continue to increase its revenues; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions, high unemployment and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance or other factors; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of the Company’s products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission filings, including its registration statements, Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.